Exhibit 99.1 NEWS RELEASE Contact: Lauren Dresnick, New Venture Communications Phone Number: 650-343-2735 Email: ldresnick@newventurecom.com

GLOBALSCAPE® ENTERS INTO A PARTNERSHIP AGREEMENT WITH RACKSPACE HOSTING TO DELIVER CLOUD-BASED SECURE INFORMATION EXCHANGE SOLUTIONS

SAN ANTONIO, Texas-June 2, 2010-GlobalSCAPE, Inc. (NYSE Amex: GSB), a leading developer of secure information exchange solutions, announced today that it has entered into a partnership agreement with Rackspace® Hosting (NYSE: RAX), the world's leader in the hosting and cloud computing industry. Through Rackspace's infrastructure, GlobalSCAPE will deliver cloud-based managed file transfer solutions for the secure exchange of business-to-business data, including large files and sensitive data. The new GlobalSCAPE product offerings, scheduled to be launched in July, will allow customers to outsource all or part of their complex and demanding information exchange needs to reduce costs, improve operational efficiencies, track and audit transactions, and provide a greater level of security.

"Rackspace is proud to have San Antonio-based GlobalSCAPE join the Rackspace Partner Network, further extending its proven information exchange solutions. As we continue our mission to deliver Fanatical Support®, partners such as GlobalSCAPE are able to leverage our unique market differentiator to better service customers." said Lanham Napier, Rackspace president and CEO. "Also, as two San Antonio-based companies, we're excited to demonstrate continued growth of the city as a global center of excellence in the information technology and security industries."

Outsourcing select IT infrastructure continues to increase in popularity as companies manage to tighter financial margins, face increasing budgetary pressures, and look for efficiencies across their business operations. The new hosted solutions will allow customers to automate manual or inefficient processes, consolidate automated transactions, and eliminate inefficiencies, provided from a lower-cost, secure platform. GlobalSCAPE believes hosted information exchange solutions appeal both to small- and medium-size businesses, as well as large enterprises that require proven, flexible IT infrastructure outsourcing services so they can focus on their core competencies.

"Our new relationship with Rackspace allows us to offer cost-effective, cloud-based solutions on a global basis. This is a significant milestone for GlobalSCAPE because we can better meet the needs of existing customers while also expanding our reach to new ones," said Jim Morris, GlobalSCAPE president and CEO. "Moving into the cloud with Rackspace positions us well today and provides us with an ideal platform and partner for expanding our family of solutions to accommodate changing customer needs going forward. We expect hosted services will be a significantly increasing part of our business in the second half of the year and in the coming years."

GlobalSCAPE develops and distributes software and hosted solutions, including services, for business customers to securely exchange information over the Internet and within their networks. The company's products are used worldwide across a wide range of industries, including government organizations, and in some of the largest corporations in the world, including 95 of the Fortune 100. GlobalSCAPE solutions facilitate delivery of critical information such as financial data, medical records, customer files and similar data documents while supporting information protection approaches to meet privacy, security, and compliance requirements.

About GlobalSCAPE®

GlobalSCAPE, Inc. (NYSE Amex: GSB), headquartered in San Antonio, TX, is a global provider of managed file transfer (MFT) and wide area file services (WAFS) solutions for securely exchanging critical information over the Internet, within an enterprise, and with business partners. Since the release of CuteFTP in 1996, GlobalSCAPE's solutions have continued to evolve to meet the business and technology needs of an increasingly interconnected global marketplace. For more information about GlobalSCAPE's products and services, visit www.globalscape.com or the Company's Secure Info Exchange blog.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words "would," "exceed," "should," "anticipates," "believe," "steady," "dramatic," and variations of such words and similar expressions identify forward-looking statements, but their absence does not mean that a statement is not a forward-looking statement. These forward-looking statements are based upon the Company's current expectations and are subject to a number of risks, uncertainties and assumptions. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Among the important factors that could cause actual results to differ significantly from those expressed or implied by such forward-looking statements are risks that are detailed in the Company's Annual Report on Form 10-K for the 2009 calendar year, filed with the Securities and Exchange Commission on March 30, 2010.